Exhibit 107

Calculation of Filing Fee Table

FORM S-8
(Form Type)

Porch Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(2)
Fees to Be Paid	Equity(3)	Common Stock, $0.0001 par value per share	Rules 457(c) and 457(h)	4,922,791	$1.45	$7,138,046.95	.00011020	$786.61

	Total Offering Amounts							$786.61
	Total Fee Offsets							$--
	Net Fee Due							$786.61

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, or the Securities Act, this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the plan set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant’s Common Stock, as applicable.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the Common Stock as reported on The Nasdaq Capital Market on March 15, 2023, which were $1.57 and $1.32, respectively, in accordance with Rule 457(c) of the Securities Act.
(3)	Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the Porch Group, Inc. 2020 Stock Incentive Plan (the “2020 Plan”) on January 1, 2023 pursuant to an “evergreen” provision contained in the 2020 Plan. Pursuant to such provision, on the first day of each calendar year, beginning with the calendar year ending December 31, 2021, and continuing until (and including) the calendar year ending December 31, 2030, the number of shares authorized for issuance under the 2020 Plan is automatically increased by a number equal to the lesser of: (i) 5% of the number of shares of Common Stock issued and outstanding on December 31 of the immediately preceding fiscal year and (ii) an amount determined by the Registrant’s board of directors for the applicable year.